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                                                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Farmland Industries, Inc.

We consent to the use of our report incorporated herein by reference, and to the references to our firm under the headings "Selected Consolidated Financial Data" in the prospectus supplement and "Experts" in the prospectus.

Our report dated October 20, 1995 contains an explanatory paragraph concerning income tax adjustments proposed by the Internal Revenue Service relating to Terra Resources, Inc.


                                       /s/ KPMG Peat Marwick LLP
                                       KPMG PEAT MARWICK LLP


Kansas City, Missouri
February 16, 1996